房屋租赁合同

LEASE AGREEMENT (English Translation)

出租方: 衡阳市雁峰区岳屏敬老院 (夕阳红公寓) (以下简称甲方)

Lesser: Golden Sunset Community, Yanfeng District, Hengyang, Hunan (hereinafter referred to as Party A)

承租方: 湖南孝德天下养老产业管理有限公司 (以下简称乙方)

Lessee: Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd (hereinafter referred to as Party B)

1、	甲方自愿将衡阳市雁峰区岳屏乡文昌村王家组夕阳红办公楼3楼2间、2楼4间共6间办公用房(包括但不限于办公用房内原有的办公家俱、电脑、打印机、复印机、空调、风扇以及电信宽带)租赁给乙方, 特订此合同。

Party A agrees to lease a total of 6 office rooms (two offices located at the third floor and four offices located at the second floor), including but not limited to the existing office furniture, computers, printers, copiers, air conditioners, electronic fans and telecom broadband to Party B.

2、	房屋面积约为 100 M2, 年租金为12000 元,分月付款, 每月付租金1000 元。房屋押金10000 元, 租期自2017年5 月1日至2022年4月30日。

The area of the premises is approximately 100 square meters; the annual rent is 12,000 yuan, payable monthly at 1000 yuan. The deposit is 10,000 yuan, and the lease term is from May 1, 2017 to April 30, 2022.

3、	租赁期间因水电无法单独计费, 双方协商每月固定收取水费50元, 电费6月、7月、8月、12月和1月用电高峰期每月1000元, 其他各月每月500元, 由乙方交纳给甲方。

During the lease term, because water and electricity may not be charged separately, the parties agree that Party B shall pay Party A water fee of 50 yuan each month. Party B shall also pay Party A 500 yuan each month for electricity, except that for each of June, July, August, December and January, Party B shall pay 1,000 yuan to Party B.

4、	租赁期间, 若甲方要收回房屋, 必须提前一个月书面通知乙方。同时退还房屋押金; 若乙方需要退租, 也必须提前一个月书面通知甲方。

During the lease term, if Party A decides to terminate the lease, it shall give a one-month written notice to Party B as well as refund the deposit. If Party B decides to terminate the lease, is shall give a one-month written notice to Party A.

5、	租赁期间, 乙方未经甲方同意, 不得将房屋转租给第三方。租赁期满或解除合同时, 乙方需结清费用后退还房屋给甲方; 如需续租须提前一个月与甲方协商, 若逾期不还又未续租, 甲方有权收回房屋。

During the lease term, Party B shall not sublease the premises to a third party without Party A’s consent. Upon expiration of the lease or termination of the contract, Party B shall settle the fees and return the premises to Party A. If any extension of lease term is required, Party B shall negotiate with Party B one month in advance. Party A shall have the right to repossess the premises if the lease is not extended.

6、	本合同经签字后即时生效, 一式二份, 甲乙双方各执一份, 之前租赁合同如与本合同有冲突, 以本合同为准, 如有未尽事宜, 可经双方协商作出补充规定, 均具同等法律效力。

This agreement shall come into effect immediately after being signed by both parties in duplicate, with each party holding one copy. In case of any conflict between any prior contract and this contract, this contract shall prevail. Parties hereto may revise or supplement through negotiation matters not mentioned herein, which amendment or supplement shall have the equal binding force.

Party A: /s/ Xinhui Li (Contract Stamp of Party A)

Party B: /s/ Ling Zhou (Contract Stamp of Party B)